                                                                    EXHIBIT 10AL

                       [W.C. & A. N. MILLER LETTERHEAD]


October 16, 1995

Palmer National Bank
ATTN: Mr. Jack Connor
4900 Massachusetts Ave N. W.
Suite S100
Washington, D.C. 20016

RE: ESTOPPLE CERTIFICATE

Dear Mr. Connor:

The W.C. & A.N. Miller Companies is finalizing a refinance of 4900 Massachusetts Avenue, N.W. Our lender, The Riggs National Bank of Washington, D.C., has requested that our tenants verify to them the basic terms of your lease agreement. Therefore, enclosed is an Estopple Certificate defining the basic terms and conditions of our lease arrangement with you. Your cooperation in reviewing and executing this document expeditiously is earnestly requested. I, therefore, ask that you return the executed document within five (5) days of the receipt requested.

This document should be executed by all authorized officer of your company; however, it does not require the signatures of all parties to the Lease. I have attached a copy of your Lease clause(s) pertaining to the Lease Commencement and/or Rent commencement for your convenience.

If you have any questions regarding this matter, please contact me at (202) 895-2718. Again, your expeditious review and execution of this document is greatly appreciated. Thank you for your cooperation in this matter.


Sincerely,


/s/ WILLIAM C. MILLER
-------------------------------
William C. Miller
Vice President

WCM:mnk

Enclosure

                             ESTOPPEL CERTIFICATE

    THE PALMER NATIONAL BANK, ("Tenant") the Tenant of Premises at 4900 Massachusetts Avenue, N.W., Washington D.C. under a Lease dated September 30, l991, ("Lease"), by and between Tenant and W.C. & A.N. Miller Companies, ("Landlord"), upon request of the Landlord hereby certifies that:

               a.) The Lease is unmodified and in full force and effect.

               b.) Tenant has no defenses, offsets or counterclaims against its obligations to pay the fixed rent and additional rent and to perform its other covenants under the Lease.

               c.) There are no uncured defaults of Landlord or Tenant under the Lease.

               d.) The Commencement Date as defined in the Lease is March 13,
                   1992.

               e.) Fixed rent, additional rent and other charges commenced to accrue on March 13, 1992, and have been paid thru October 31, 1995.

This Certificate is delivered to THE RIGGS NATIONAL BANK OF WASHINGTON, D.C, and may be relied on by it.

The party executing this letter on behalf of Tenant is fully authorized and empowered to do so.

TENANT: THE PALMER NATIONAL BANK

/s/ JOHN CONNOR                                 10/16/95
-------------------------------               -------------
John Connor,  Vice President &
name & title:    Branch Manager                   Date


The undersigned hereby acknowledges and agrees with the foregoing certification this _____ day of October, 1995.



LANDLORD:     W.C. & A.N. MILLER COMPANIES




----------------------------------               -------------
Edward J. Miller, Jr., President                      Date

                                      LEASE
                                     BETWEEN


                    W.C. AND A.N. MILLER DEVELOPMENT COMPANY,
                                    LANDLORD


                                       AND

                            THE PALMER NATIONAL BANK,
                                     TENANT

                            DATED: SEPTEMBER 30, 1991

ARTICLE I                 REFERENCE DATA
                  1.1     Subjects Referred To..............................   3
                  1.2     Exhibits..........................................   4
ARTICLE II                PREMISES AND TERM
                  2.1     Premises..........................................   5
                  2.2     Term..............................................   5
ARTICLE III               TENANT IMPROVEMENTS
                  3.1     Initial Construction..............................   5
                  3.2     Preparation of Premises for Occupancy.............   7
                  3.3     Acceptance of Premises............................   8
                  3.4     Construction Subsequent to Initial
                               Occupancy....................................   8
                  3.5     Representatives...................................   8
ARTICLE IV                RENT
                  4.1     Rent..............................................   8
                  4.2     Operating Cost Escalation.........................   9
                  4.3     Estimated Monthly Escalation Payments.............  11
                  4.4     Payments..........................................  11
                  4.5     Rent Abatement....................................  11
ARTICLE V                 LANDLORD'S COVENANTS
                  5.1     Landlord's Covenants During the Term..............  12
                  5.2     Interruptions.....................................  12
ARTICLE VI                TENANT'S COVENANTS
                  6.1     Tenant's Covenants During the Term................  13
                  6.2     Electrical and HVAC Capacity......................  18
ARTICLE VII               CASUALTY AND TAKING
                  7.1     Casualty and Taking...............................  18
                  7.2     Reservation of Award..............................  19
ARTICLE VIII              RIGHTS OF MORTGAGE
                  8.1     Priority of Lease.................................  19
                  8.2     Limitation on Mortgagee's Liability...............  20
                  8.3     No Payment or Modification, Etc...................  20
                  8.4     No Release of Termination.........................  20
ARTICLE IX                DEFAULT
                  9.1     Events of Default.................................  21
                  9.2     Tenant's Obligations After Termination............  21
ARTICLE X                 MISCELLANEOUS
                  10.1    Titles............................................  22
                  10.2    Notice of Lease...................................  22
                  10.3    Notice............................................  23
                  10.4    Bind and Inure....................................  23
                  10.5    No Surrender......................................  23
                  10.6    No Waiver, Etc....................................  23
                  10.7    No Accord and Satisfaction........................  23
                  10.8    Cumulative Remedies...............................  24
                  10.9    Partial Invalidity................................  24
                  10.10   Landlord's Right to Cure..........................  24
                  10.11   Estoppel Certificate..............................  24
                  10.12   Waiver of Subrogation.............................  25
                  10.13   Brokerage.........................................  25
                  10.14   Governing Law.....................................  25
                  10.15   Waiver of Jury Trial..............................  25
                  10.16   Entire Agreement..................................  25
                  10.17   Liability.........................................  25
                  10.18   Contents of Tenant's Safe Deposit Boxes...........  26
                  10.19   Kiosk or Drive Through Facility...................  26
                  10.20   Exterior and Lobby Signage........................  26
                  10.21   Consents..........................................  26
                  10.22   Measurement of Space..............................  26

Date of Lease Execution September ______, 1991

                                    ARTICLE I
                                 REFERENCE DATA

1.1 SUBJECTS REFERRED TO:

    Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:

BUILDING:      4900 Massachusetts
               Avenue, N.W., Washington, D.C.

LANDLORD:  W.C. and A.N. Miller Development Company

MANAGING AGENT: W.C. and A.N. Miller Development Company

LANDLORD'S AND MANAGING AGENT'S ADDRESS:

               4315 50th Street, NW
               Washington, DC 20016

LANDLORD'S REPRESENTATIVE: Robert R. Miller

TENANT: The Palmer National Bank

TENANT'S ADDRESS (FOR NOTICE AND BILLING):

               1667 K Street, NW
               Washington, DC 20006

TENANT'S REPRESENTATIVE: Webb C. Hayes, IV

LEASING BROKER: Barnes, Morris & Pardoe, Inc.

RENTABLE FLOOR AREA OF TENANT'S SPACE:          Approximately Three Thousand
                                                Five Hundred Sixteen (3,516)
                                                square feet. Upon completion
                                                of the Premises the space
                                                will be measured in
                                                accordance with the
                                                Washington DC Association of
                                                Realtors' Method of
                                                Measurement dated January 1,
                                                1989.

TOTAL RENTABLE FLOOR AREA OF THE BUILDING:      Approximately Thirty Two
                                                Thousand Four Hundred Ninety
                                                Nine (32,499) square feet.

TENANT'S DESIGN COMPLETION DATE:                Thirty (30) days following
                                                Lease Execution.

SCHEDULED TERM COMMENCEMENT DATE:               One Hundred Fifty (150) Days
                                                from the Lease Execution Date
                                                and approval by Landlord of
                                                Tenant's Plans whichever is
                                                later.

OUTSIDE DELIVERY DATE:         One Hundred Seventy (170) Days from the Lease
                               Execution Date and approval by Landlord of Tenant's Plans whichever is later.

TERM EXPIRATION DATE:          Ten (10) Years from the Lease Commencement
                               Date.

APPROXIMATE TERM:              Ten (10) Years.

ANNUAL RENT:          Twenty Dollars ($20.00) per square foot, (subject to
                      adjustment as provided in Section 4.1).

ANNUAL ESTIMATED OPERATING COSTS: $______________

FISCAL YEAR (for operating cost
         escalation): October 1 through September 30

TENANT IMPROVEMENT REIMBURSEMENT TO LANDLORD:

                  Landlord shall contribute to Tenant, improvement costs in an amount equal to $40.00 per net rentable square foot above the Landlord's shell as further defined in Exhibit H. The cost of Tenant Work required to be paid by Tenant and in excess of such $40.00 per net rentable square foot allowance is referred to as the Tenant Improvement Reimbursement.

PERMITTED USE: Banking and Financial Services Branch Office and other lawful office and retail uses excluding a Pharmacy subject to Landlord's consent which consent shall not be unreasonably withheld, conditioned or delayed.

PRIME RATE:   The Base Rate of interest charged from time to time by Palmer
              National Bank, or its successor, on commercial loans having a 90-day duration.

PUBLIC LIABILITY INSURANCE:     BODILY INJURY: Five Hundred Thousand
                                               Dollars ($500,000.00)

                                PROPERTY DAMAGE: Five Hundred Thousand
                                                 Dollars ($500,000.00)

SPECIAL PROVISIONS:   One Million Dollars ($1,000,000.00) Commercial
                      Liability Umbrella Insurance.


1.2   EXHIBITS

      The exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as part of this Lease:

      EXHIBIT     A         Tenant's Space in the Building.
      EXHIBIT     B         Plans and Specifications for Tenant Space.
      EXHIBIT     C         Parking as Additional Premises.
      EXHIBIT     D         Landlord's Services.
      EXHIBIT     E         Rules and Regulations.
      EXHIBIT     F         Estoppel Certificate.
      EXHIBIT     G         Option to Renew.
      EXHIBIT     H         Landlord Contribution and Improvements.
      EXHIBIT     I         Conditional Comptroller Approval.
      EXHIBIT     J         Lease Confirmation Agreement.

                                   ARTICLE II
                                PREMISES AND TERM

2.1   Premises.

      Subject to and with the benefit of the provisions of this Lease and any ground lease, Landlord hereby leases to Tenant, and Tenant lease from Landlord, Tenant's Space in the Building, as shown on Exhibit A, measured in accordance with Washington DC Association of Realtors' Method of Measurement dated January 1, 1989, and excluding the exterior faces of exterior walls, the common facilities area and building service fixtures and equipment serving exclusively or in common other parts of the Building. Tenant's Space in the Building, with such exclusions, is hereinafter referred to as the "Premises."

      Prior to the Commencement Date, Tenant's architect shall provide, by certified statement, to Landlord the actual rentable square footage contained in the Premises, based upon field measurements and the Washington DC Association of Realtors' Method of Measurement dated January 1, 1989, and such statement shall, for all purposes of this Lease, set forth the rentable square footage to be used for rent calculations. If the square footage is different then what is stated in this Lease, then the square footage shall change to reflect the difference and all other terms shall change in accordance with the new square footage.

      Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord: (a) the common facilities included in the building or on the Lot, to the extent from time to time designated by Landlord: and (b) the building service fixtures and equipment serving the Premises.

      Landlord reserves the right from time to time, without unreasonable interference with Tenant's use, (a) to install, repair, replace, use, maintain, and relocate for service to the Premises and to other parts of the Building or either, building service fixtures and equipment wherever located in the Building, and (b) to alter or relocate any common facility provided that substitution are substantially equivalent or better. All work shall be done after prior reasonable notice to Tenant and with due regard for Tenant's concerns regarding security and customer inconvenience. No construction or other materials, tools or supplies will be stored in the Premises, and all fixtures, equipment and facilities shall be concealed above existing ceilings or within existing walls.

2.2   Term.

      The term of this Lease (the "Term") shall commence when the Premises are deemed ready for occupancy as provided in Section 3.2 or, if no work is to be done by Landlord pursuant to Article III, on the scheduled Term Commencement Date (whichever of said dates is appropriate being hereafter referred to as the "Commencement Date") and continuing until the Term Expiration Date, unless sooner terminated, as provided in Section 3.2 or 7.1, in Article IX or in
Section 10.19.

                                   ARTICLE III
                               TENANT IMPROVEMENTS

3.1   Initial Construction.

      Landlord shall, on or before Tenant's Design Completion Date, provide to Tenant for approval a complete sets of construction drawings and specifications prepared at Landlord's expense by CHK, including but not limited to:

                        (a) Furniture and equipment layout plans including vault location;

                        (b)   Dimensioned partition plans;

                        (c)   Dimensioned electrical and telephone outlet plans;

                        (d)   Reflected ceiling plans;

                        (e)   Door and hardware schedules;

                        (f) Room finish schedule including wall, carpet, and floor tile colors;

                        (g)   Electrical and mechanical engineering plans;

                        (h) All other necessary construction details and specifications to complete the Tenant improvements.

Tenant shall approve or disapprove of such drawings and specifications within seven (7) days of Landlord's submittal thereof. If disapproved, Landlord shall submit for Tenant's approval, within five (5) days of such disapproval, corrected plans and specifications incorporating all of Tenant's required changes.

      Upon Tenant's approval of the Plans prepared by CHK, such Plans shall be incorporated as Exhibit B to this Lease. Except as provided below, all Tenant improvements, alterations, changes and additions shall be performed by Landlord's general contractor and Tenant shall pay the Tenant Improvement Reimbursement, (as defined below), to Landlord which shall be due and payable, as additional rent, on the Lease Commencement Date. Landlord will provide to Tenant three (3) bids for approval of the General Contractor. Landlord, however, reserves the right to select a Contractor which may not be the lowest bidder but Landlord will only allocate to Tenant the lowest bidders price for determining the Tenant Improvement Reimbursement costs. Landlord shall thereafter submit to Tenant the Tenant Improvement Reimbursement amount which shall be due and payable as provided below. All Tenant improvements, alterations, changes and additions shall be performed by Landlord's general contractor and Tenant shall pay thereof (x) the Tenant Improvement Reimbursement to Landlord and (y) an additional amount equal to the cost of any changes from the specifications in Exhibit B, including the cost to Landlord of the general contractor's overhead and profit incurred in connection therewith, the total of which shall be due and payable, as additional rent, on the Commencement Date. Landlord will not approve any construction, alterations, or additions requiring unusual expense to readapt the Premises to normal office use on lease termination or increasing the cost of construction, insurance, or taxes on the Building or of Landlord's services called for by Section 5.1 unless Tenant first gives assurances acceptable to Landlord that such readaptation will be made prior to such termination without expense to Landlord and makes provisions acceptable to Landlord for payment of such increased cost. Landlord will also disapprove any alterations or additions requested by Tenant which will delay completion of the Premises or the Building. Except as provided in Section 6.1(b), all improvements, alterations, changes, and additions shall be part of the Building other than such items as by writing at the time of approval the parties agree either shall be removed by Tenant on termination of this Lease, or shall be removed or abandoned at Tenant's election. Specifically to include the vault, teller line, safety deposit facility, drive through apparatus, fire suppression, structural repairs, security system and all other non-structural items which are typical of the Tenant's fit-up. These items may be left at the election of the Tenant but if removed, Tenant must yield-up and repair the damage done to the Premises caused by said removal, normal wear and tear accepted.

      Tenant's interior furnishings, including the specification, coordination, supply and installation of furniture, furnishings, telephones, and movable equipment, will be the sole responsibility of Tenant. All of Tenant's construction, installation of furnishings, and later changes or additions shall be coordinated with any work being performed by Landlord in such manner as to maintain harmonious labor relations and not damage the Building or Lot or interfere with Building operations.

3.2   Preparation of Premises for Occupancy.

      Landlord agrees to use best efforts to have the Premises ready for occupancy on or before the Scheduled Term Commencement Date, which shall, however, be extended for a period equal to that of any delays due to government regulations, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty, or other causes reasonably beyond Landlord's control. The Premises shall be deemed ready for occupancy on the earlier of:

      (a)   the date on which Tenant occupies all or any part of the Premises;

      (b) the date on which the Tenant improvements are substantially completed as certified by Landlord's architect; The Premises shall be substantially complete when (i) the CHK determines that the Tenant Work has been constructed in accordance with the Plans and
            (ii) all necessary approvals from the DC Government (ie: building, fire marshall, plumbing and electrical inspections) have been obtained by Landlord and the Premises is ready for the Tenant to apply for a Certificate of Occupancy. Landlord will use all reasonable efforts to assist the Tenant in procuring the Certificate of Occupancy. Notwithstanding the condition in item (i), the Premises may be considered substantially complete even though there remain to be completed minor punch list items reasonably acceptable to Landlord and Tenant, including, but not limited to, minor or insubstantial details of construction, decoration or mechanical adjustments, the lack of completion of which will not materially interfere with Tenant's use and occupancy of the Premises;

provided, however, that if Landlord is unable to complete construction due to changes in the Tenant plans after approval thereof or due to any item which Landlord identifies, prior to Tenant Plan approval, as a long lead-time item, (Landlord hereby agreeing that, provided Tenant is diligently providing the expeditious delivery of the vault and vault door, such items shall not for purposes of this provision be considered long lead-time items) then the Premises shall be deemed ready for occupancy no later than the Scheduled Term Commencement Date.

      In the event of Tenant's failure to comply with the provisions of Section
3.1 of this Lease requiring Tenant to submit information or to deliver construction drawings and specifications which meet Landlord's approval, Landlord may, at Landlord's option, exercisable by notice to Tenant, terminate this Lease on the date specified in said notice to Tenant, and upon such termination Landlord shall have all the rights provided in event of Tenant's default in Article IX of this Lease. Landlord may, at Landlord's option, make said decision for Tenant, instead of terminating the Lease as stated above. Notwithstanding the foregoing provisions, if the Premises are not deemed ready for occupancy on or before the Outside Delivery Date for whatever reason, other than delay in delivery of Tenant long-lead items (including the vault), and provided that Tenant is not in default hereunder and complied with the provisions of Section 3.1 hereof, Tenant may elect to cancel this Lease at any time thereafter while the Premises are not deemed ready for occupancy by giving notice to Landlord of such cancellation which shall be effective twenty (20) days after the date of such notice, it being understood that said election shall be Tenant's sole remedy at law or in equity for Landlord's failure to have the Premises ready for occupancy. Such notice shall be null and void if the Premises become ready for occupancy prior to the expiration of twenty (20) days after the date of such notice.

3.3   Acceptance of Premises.

      Landlord's obligations under Section 3.1 shall be deemed to have been performed when the conditions set forth in Section 3.2 (a) or (b) have been satisfied. If Tenant shall not have commenced to occupy the Premises for the Permitted Uses within 30 days after they are deemed ready for occupancy as provided in Section 3.2, a certificate of completion by the architect or registered engineer shall be conclusive evidence that Landlord has performed all such obligations except for items stated in such certificate to be incomplete or not in conformity with such requirements.

3.4   Construction Subsequent to Initial Occupancy.

      Tenant shall not make or permit any changes, alterations, improvements or additions to the Premises without first obtaining Landlord's prior written consent, which consent shall be in Landlord's sole and absolute discretion, as it relates to structural and mechanical items. Landlord will provide its reasonable consent, which consent shall not be withheld, conditioned or delayed as it relates to non-structural and non-mechanical items which are primarily decorative in nature. Tenant understands and agrees that Landlord's consent may be conditioned upon Tenant's use of Landlord's contractor or another contractor approved by Landlord to perform any such changes, alterations, improvements or additions.

3.5   Representatives.

      Each party authorizes the other to rely in connection with their respective rights and obligations under this Article III upon the written approval and other actions on the party's behalf by Landlord's Representative in the case of Landlord or Tenant's Representative in the case of Tenant or by any person designated in substitution or addition by notice to the party relying.

                                   ARTICLE IV
                                      RENT

4.1   Rent.

      Tenant agrees to pay, without any offset, demand or reduction whatever (except as made in accordance with the express provisions of this Lease), to Landlord, rent equal to 1/12th of the Annual Rent in equal installments in advance on the first day of each calendar month included in the Term ("Monthly Annual Rent"); and for any portion of a calendar month at the beginning or end of the Term, at the rate of one-thirtieth (1/30th) of the Monthly Annual Rent for each day, in advance.

      The Annual Rent shall be increased ("Annual Rent Bump"), effective on the following anniversaries of the Lease Commencement Date to be equal to the amounts as follows:

      Third Anniversary       Twenty Two Dollars ($22.00)
                              per net rentable square foot.

      Fifth Anniversary       Twenty Four Dollars ($24.00)
                              per net rentable square foot.

      Seventh Anniversary     Twenty Six Dollars ($26.00)
                              per net rentable square foot.

      Ninth Anniversary       Twenty Eight Dollars ($28.00)
                              per net rentable square foot.

      Additionally, commencing with the second (2nd) Lease Year, Tenant shall pay as Additional Rent an amount equal to the Annual Rent times the product obtained by multiplying (x) 50% times (y) the product of (i) the Consumer Price Index for all Urban Consumers, All Items, as published by the Bureau of Labor Statistics of the U.S. Department of Labor for the Washington, D.C. SMSA (base year 1982-1984 = 100) for the bi-monthly period most recently prior to the applicable anniversary or adjustment date ("CPI New") less the CPI published for the bi-monthly period in the corresponding calendar month twelve months earlier ("CPI Old") divided by (ii) CPI Old, except that for purposes of this paragraph only the "Annual Rent" shall be deemed to include all prior Additional Rent in respect of CPI. For example, if the CPI published most recently prior to the first anniversary were 166 and the CPI published twelve months earlier were 173, the Additional Rent in respect of CPI effective for the second lease year would be $2,965.30) (ie, $70,320.00 Annual Rent times [(173-166)/166]. In the next lease year, the "Annual Rent" for purposes of the CPI calculation would be $73,285.30 (ie, the true Annual Rent of $70,320.00 plus the prior CPI Additional Rent of $2,965.30). If the actual increase in the CPI index is less than 2%, then the increase in the CPI index shall be deemed to be 2%, if the index increase is greater than 5%, then the index increase shall be deemed to be 5%. However, in no event shall the Additional Rent, as computed above, be less than the prior year's Rent. If such Consumer Price Index should cease to be published, the most comparable governmental index published in lieu thereof shall be used. The term Annual Rent shall mean the Annual Rent in effect as of the date such increase is computed.

4.2   Operating Cost Share.

      With respect to each Fiscal Year, or fraction thereof, during the Term hereof, Tenant shall pay to Landlord, as additional rent, Operating Cost Share (as defined below). The Operating Cost Share shall be paid annually in arrears on or before the thirtieth day following receipt by Tenant of Landlord's Statement (as defined below), except that Landlord may (but shall not be required to) estimate the Operating Cost Share before or during such Fiscal Year (not more than once in the aggregate in respect of any one Fiscal Year), and in that event, Tenant shall pay an Estimated Monthly Share Payment (as defined in Section 4.3 below), subject to subsequent adjustment upon determination of the Operating Cost Share for that Fiscal Year.

      As soon as practicable after the end of each Fiscal Year ending during the Term and after Lease termination, Landlord shall render a statement ("Landlord's Statement") in reasonable detail and according to usual accounting practices certified by Landlord and showing the preceding Fiscal Year or fraction thereof, as the case may be, all costs of Landlord incurred in the operation and maintenance of the Building and the Lot ("Landlord's Operating Costs"), which shall include without limitation: real estate taxes on the Building and Lot; landscaping; parking lot maintenance; snow removal; trash hauling; insurance; window cleaning and all other allocable expenses which relate to the Common Area of the Building. In connection with the computation under this Section 4.2, in the event that the Building is less than ninety-five percent (95%) occupied for any Fiscal Year, then the Landlord's Operating Costs for such year shall include all additional costs, expenses and disbursements that Landlord reasonably determines would have been incurred if the Building were at least ninety-five percent (95%) occupied for the entire Fiscal Year. Landlord's Operating Costs shall not include the interest and amortization on mortgages for the Building and Lot or the cost of special services rendered to tenants (including Tenant) for which a special charge is made, the cost of HVAC, electricity and cleaning services provided to office tenants under "Full Service" leases. Landlord's Statement shall also show the average number of square feet of the Building which were vacant for the preceding Fiscal Year or fraction thereof.

      "Operating Cost Share" shall be equal to the product of (i) Landlord's Operating Costs as indicated in Landlord's Statement and (ii) a fraction, the numerator of which shall be the Rentable Floor Area of Tenant's Space and the denominator of which shall be the Total Rentable Floor Area of the Building less one-half of the average number of such square feet as are vacant during such Fiscal Year or fraction thereof (provided that the denominator shall not be less than 90 percent of Total Rentable Floor Area of the Building).

      In the event that the Commencement Date is not the same date as the beginning of a Fiscal Year, the Operating Cost Share for such first partial Fiscal Year shall be adjusted by multiplying such Operating Cost Share by a fraction, the numerator of which is the number of months or partial months in the Term that were part of such Fiscal Year, and the denominator of which is 12. In no event shall Operating Cost Share include Operating Costs incurred prior to the Commencement Date.

      The term "real estate taxes" as used above shall mean all taxes of every kind and nature assessed by any governmental authority on the Lot, the Building and improvements, or both, which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing, and operation of the Lot, the Buildings and improvements, or both, subject to the following: there shall be excluded from such taxes all income taxes, excess profits taxes, excise taxes, franchise taxes, estate, succession, inheritance, and transfer taxes, provided, however, that if any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot, Building and improvements, or both, or a federal, state, county,, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies, or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes" which are directly attributable to the Building or Lot. The foregoing includes a substitution of a new or different basis of taxation, but, in such event, Landlord and Tenant shall reasonably agree upon the basis for calculating Tenant's liability therefor. In addition, in the event that the applicable municipal authority adopts a gross receipts tax in lieu of the current tax system, then Tenant shall be liable for its proportionate share of such tax as provided above, provided that such tax shall not be in the nature of a net income tax.

      Landlord shall have the right from time to time (not more than twice during the Lease Term) to change the periods of accounting under this Section
4.2 to any annual period other than Fiscal Year, and upon any such change all items referred to in this Section shall be appropriately apportioned. In all Landlord's Statements rendered under this Section, the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord's Statement shall be included therein on the basis of Landlord's estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord's Statement, and appropriate adjustment shall be according thereto. All Landlord's Statements shall be prepared on an accrual basis of accounting.

      Notwithstanding any other provision of this Section 4.2, if the Term expires or is terminated as of a date other than the last day of the Fiscal Year, then for such fraction of a Fiscal Year or the end of the


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
Term, Tenant's last payment to Landlord under this Section 4.2 shall be made on the basis of Landlord's best estimate of the items otherwise includable in Landlord's Statement and shall be made on or before the later of (a) 10 days after Landlord delivers such estimate to Tenant or (b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord's Statement.

4.3   Estimated Monthly Cost Share Payments.

      If, with respect to any Fiscal Year or fraction thereof during the Term, Landlord estimates that Tenant will be obligated to pay Operating Cost Share, then, at Landlord's option, Tenant shall pay, as additional rent, on the first day of each month of such Fiscal Year, together with Monthly Annual Rent, an Estimated Monthly Escalation equal to 1/12th of Landlord's estimated Operating Cost Share for the respective Fiscal Year, with an appropriate additional payment or refund to be made within 30 days after Landlord's Statement for such Fiscal Year is delivered to Tenant. In no event may Landlord's estimate for any Fiscal Year exceed the actual charges to Tenant for the prior Fiscal Year increased by 105% of the increase in the CPI index for such prior Fiscal Year. In the event that it is determined at any time, including after the expiration of the Term, that Tenant's payments of Monthly (of Estimated Monthly) Cost Share Payments exceeded the actual amount of Tenant's Operating Cost Share for the applicable period, then Landlord shall refund the difference to Tenant within fifteen (15) days following such determination. Tenant shall have the right to audit Landlord's books and records from time to time and in the event that such audit shall reveal that Tenant's payments of its Operating Cost Share have exceeded Tenant's actual liability therefor, then Landlord shall reimburse Tenant for the overpayment within fifteen (15) days following Tenant's request therefor; provided, however, that if such overpayment exceeds three percent (3%) of Tenant's actual liability, then, in addition to reimbursement of the overpayment, Landlord shall reimburse Tenant's reasonable costs incurred in connection with such audit, together with, in the event such overpayment exceeds five percent (5%), interest thereon at the Prime Rate. Tenant's right to a refund shall survive the expiration or other termination of the Lease. If Landlord's Statement of reconciliation for any Fiscal Year is not delivered to Tenant within one hundred fifty (150) days following the end of such Fiscal Year, then Tenant's Cost Share Payment will be divided into twelve (12) equal parts and added to the then current rent.

4.4   Payments

      All payments of Annual Operating Cost Shares, Estimated Monthly Cost Share Payments and all other additional rent shall be made to the Managing Agent, or to such other person as Landlord may from time to time designate. If any installment of Annual Rent, Operating Cost Share, Estimated Monthly Cost Share Payments or other additional rent is paid more than 5 days after the due date thereof, Tenant shall pay to Landlord, as additional rent, a late penalty equal to five percent (5%) of the amount of such installment, and such installment shall bear interest from such due date at the Prime Rate in effect as of such due date, which interest and penalty shall be immediately due and payable as further additional rent. The foregoing notwithstanding, neither the late penalty nor the late interest shall apply to any non-regularly (ie, monthly) scheduled payment unless Tenant has failed to pay same within thirty (30) days following Tenant's receipt of Landlord's written request therefor.

4.5   Rent Abatement.

      The Base Rental shall be abated for the first month of each year of the Lease for a total of ten (10) months abatement. In the first year, the Rental Abatement shall be the first month of occupancy by the Tenant.


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
                                    ARTICLE V
                              LANDLORD'S COVENANTS


5.1   Landlord's Covenants During the Term.

      During the Term of this Lease, and provided Tenant is not declared in default pursuant to Article IX and observes all other terms and conditions of this Lease, Landlord covenants as follows:


      (a) Building Services - To furnish, through Landlord's employees or independent contractors, the services listed in Exhibit D;

      (b) Additional Building Services - To furnish, through Landlord's employees or independent contractors, reasonable additional Building operation services upon reasonable advance request of Tenant at rates from time to time established by Landlord to be paid by Tenant;

      (c) Repairs - Except as otherwise provided in Article VII, to make such repairs to the roof, exterior walls, floor slabs, and common facilities of the Building as may be necessary to keep them in serviceable condition. Landlord shall, at its sole cost and expense except as provided under Article 4.2, maintain in good repair and working order, and make all repairs, replacements and restorations to, the Building and all parts of the Building which are required in the normal maintenance, operation and use of the Building, including, but not limited to, the structural elements, mechanical, plumbing and electrical systems, walkways, paths, landscaping, exterior walls and roof, glazing and interior common area walls, floors and ceilings. Additionally, (x) Landlord shall be responsible for making any improvements or repairs to the Building or Premises required by any governmental laws, rules or regulations, and for making repairs to the structural portions of the Premises and the mechanical, electrical, plumbing systems therein, but (y) Tenant shall be responsible for making any improvements or repairs to the Premises necessitated by Tenant's particular (as opposed to general office) use of same; and

      (d) Quiet Enjoyment - That Landlord has the right to make this Lease and that Tenant shall peacefully and quietly have, hold, and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject however to all the terms and provisions hereof (including Landlord's rights and remedies upon an Event of Default by Tenant).

5.2   Interruptions.

      Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages, heating and air conditioning interruptions, or from the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized, or from repairing the Premises or any portion of the Building or lot. If Landlord is prevented or delayed from making any repairs, alterations, or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord's part, Landlord shall not be liable to Tenant thereof, nor, except as expressly otherwise provided in Article VII,

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
shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. The foregoing notwithstanding, Landlord agrees that in the event that an interruption occurs due to the gross negligence or willful misconduct of Landlord, it's agents, servants, employees or licensees which shall render all or a substantial portion of the Premises untenantable or unusable for the purpose for which they are leased such that Tenant shall be required to cease operating its business therein, or shall be required to make material changes in all or any material part of its operation (eg, to discontinue a significant banking service or function), and provided further that such gross negligence or willful misconduct continues substantially uncured, unremedied and/or unabated for a period of more than five (5) business days following Landlord's receipt of written notice thereof from Tenant (herein a "Service Failure"), then, in such event, twenty-five percent (25%) of the Rent shall be equitably abated (generally based upon the amount of the Premises rendered so untenantable or unusable) commencing upon the sixth (6th) business day following Landlord's receipt of such notice and continuing until the day that Tenant may once again fully use the Premises for the purpose for which they were leased and fully resume operations; provided, however, that if such gross negligence or willful misconduct continues substantially uncured, unremedied and/or unabated for a period of more than ten (10) business days following Landlord's receipt of such notice, then one hundred percent (100%) of the Rent shall so equitably abate; and provided further, however, that if such gross negligence or willful misconduct continues substantially uncured, unremedied and/or unabated for a period of more than sixty (60) calendar days following Landlord's receipt of such notice, then Tenant may terminate this Lease upon written notice to Landlord (such termination to be effective, at Tenant's option, at any time within ninety (90) days following the date of the termination notice); and, provided, however, if Landlord is diligently pursuing a cure said period can be extended for an additional period of ten (10) days; and in addition, if such gross negligence and willful misconduct, or the failure to cure, remedy or abate same, were the result of bad faith, willful misconduct or intentional gross negligence, then Tenant may bring an appropriate action for damages.

      Landlord reserves the right to stop any service or utility system when necessary by reason of emergency or subject to the preceding paragraph, accident, provided, however, Landlord shall diligently pursue said remedy. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use best efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

                                   ARTICLE VI
                               TENANT'S COVENANTS


6.1   Tenant's Covenants During the Term.

      Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

      (a) Tenant's Payments - To pay when due (a) all Annual Rent, Operating Cost Escalations, Estimated Monthly Escalation Payments and all other additional rent, (b) all taxes which may be imposed on Tenant's personal property in the Premises (including, without limitation, Tenant's fixtures and equipment) regardless to whomever assessed, (c) all charges by public utility for telephone, electricity, water and sewer and other utility services (including service inspections thereof) rendered to the Premises not furnished by Landlord and (d) as additional rent, all charges of Landlord for services rendered pursuant to Section 5.1.B hereof;

      (b) Repairs and Yielding Up - To keep the Premises in good order, repair, and condition, reasonable wear only excepted (except as otherwise provided in Article VII and Section 5.1(c)); and at the expiration or termination of this Lease peaceably to yield up the Premises and, subject to Section 3.1, all changes and additions therein in such order, repair, and condition, first removing all goods and effects of Tenant and any items, the removal of which is required by agreement or specified therein to be removed at Tenant's election and which Tenant elects to remove, and repairing all damage caused by such removal and restoring the Premises and leaving them clean and neat, it being specifically agreed that Tenant shall remove all non-structural improvements to the Premises, including, but not limited to, teller stations, automatic teller machines, night depository, safe deposit boxes and contents thereof, undercounter equipment, counters, cameras and the vault, and Tenant shall repair any damage to the Premises caused thereby;

      (c) Occupancy and Use - Continuously from the Date of Occupancy, to use and occupy the Premises only for the Permitted Use; and not to injure or deface the Premises, Building, or Lot; and not to permit in the Premises any auction sale (except for UCC or similar sales in the course of Tenant's business), or the emission from the Premises of any objectionable noise or odor; nor to use the Premises, Building or Lot for any use or purpose which is improper, offensive, contrary to law, ordinance, regulation or order of any public authority, or which may invalidate or increase the premiums for any insurance on the Building or its contents or render necessary any alteration or addition to the Building;

      (d) Rules and Regulations - To comply, together with its agents, employees, contractors, invitees, licensees, customers, clients and guests, with the Rules and Regulations set forth in Exhibit E, and all other reasonable Rules and Regulations hereafter made by the Landlord (after Tenant has been given notice of such other Rules and Regulations), and provided that same are reasonable, non-discriminatory and are enforced on a uniform basis, for the care and use of the Premises, the Building and the Lot and their facilities and approaches, it being understood that Landlord shall not be liable to tenant for the failure of other tenants of the Building to conform to such Rules and Regulations;

      (e) Safety Appliances, Licenses - To keep the Premises equipped with all safety appliances required by law or ordinance or any other rule, regulation or order of any public authority because of any use made by Tenant and to procure all licenses and permits so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Use, and it being further understood that Landlord shall be solely responsible for compliance with all laws, installation of all safety devices and obtaining all permits, licenses and/or approvals required generally in connection with office and/or retail space, or required by any law, rule or regulation in effect on the date hereof (even if such law, rule or regulation does not require compliance until some future date or the occurrence of some future event, eg, the Americans With Disabilities Act), Tenant's responsibility being limited solely to new laws which apply particularly to Tenant's use and not to businesses or retail uses generally;

      (f) Assignment and Subletting - Not to assign this Lease, to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant, voluntarily or by operation of law, without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed, it being understood that in no event shall Landlord consent to any such assignment, sublease, or occupancy if (i) the same is on terms more favorable or substantially below market rates to the successor occupant than to the then occupant, (ii) such successor occupant intends to use the Premises for any use other than the Permitted Use, (iii) the successor occupant is then a tenant in the Building, or (iv) the successor occupant is not, in Landlord's reasonable judgement, financially responsible and of good reputation; Tenant further covenants that, as additional rent, Tenant shall reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting, or in connection with any attempt to assign or sublet without Landlord's consent (in either case not to exceed $500.00 for approved and an unlimited amount for contested); no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance; and if Tenant requests Landlord's consent to assign this Lease or sublet more than 50% of the Premises, Landlord shall have the option, exercisable by written notice to Tenant given within 10 days after receipt of such request, to terminate this Lease as of a date specified in such notice which shall be not less than 90 or more than 120 days after the date of such notice; provided however, that in the event of the sale or other disposition of all of the voting stock of Tenant or Tenant's parent to a single transferee in a single transfer in a single transaction, such transfer, or in the event of a merger, consolidation or other corporate reorganization or similar change involving Tenant or Tenant's control none of such events shall not be considered an assignment or sublease for purposes of this subsection (f);

      (g) Indemnity - To defend, with counsel acceptable to Landlord, save harmless, and indemnify Landlord from and against any liability, cost, damage, injury, loss, accident, or damage, claim or expense (including reasonable attorneys fees) for injury, loss, accident, or damage to any person or property and from any claims, actions, proceedings, expenses and costs in connection therewith (i) arising from the omission, fault, act, negligence, or other misconduct of Tenant, its agents, employees, contractors, invitees, licensees, customers, clients and guests or from any use made or thing done or occurring on the Premises not due to the gross negligence or willful misconduct of Landlord or Landlord's employees, agents or contractors or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease; it being understood and agreed that any such liability, cost, damage, claim or expense incurred by Landlord shall be deemed additional rent due and payable upon thirty (30) days written demand by Landlord;

      (h) Tenant's Liability Insurance - To maintain public liability insurance in the Premises, not cancellable without 30 days written notice to Landlord, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1 and from time to time during the Term, shall be for such higher limits, provided said limits in Section 1.1 are within the limits as set forth in the blanket policy of Tenant, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes and to furnish Landlord with a certificate thereof before taking possession of the Premises;

      (i) Tenant's Workmen's Compensation Insurance - To keep all Tenant's employees working in the Premises covered by workmen's compensation insurance in statutory amounts and to furnish Landlord with a certificate thereof;

      (j) Landlord's Right of Entry - To permit Landlord and Landlord's agents entry during normal banking hours to examine the Premises at reasonable times, and, if Landlord shall so elect, to make repairs or replacements subject to the other items hereof and provided that Landlord uses its best efforts to minimize interference with Tenant's business; to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing (and where such consent was required); and to show the Premises to prospective tenants during the 12 months preceding expiration of the Term, and to prospective purchasers and mortgagees, at all reasonable times and upon reasonable prior notice during regular banking hours. Tenant shall install in the Premises its own security system, which shall be compatible with the security system of the Building. Landlord shall not be entitled to the keys or other access to Tenant's security system, but shall be able to gain access to the Premises twenty-four (24) hours per day, three hundred sixty-five
            (365) days per year. Prior to opening for business in the Premises, Tenant shall provide Landlord with the full names and home telephone numbers of three (3) responsible persons (such as Tenant's branch manger, assistant branch manager and security officer), one of whom shall always be available twenty-four (24) hours per day, whom Landlord may contact to obtain entry to the Premises, and Tenant shall update such names and telephone numbers throughout the Term of this Lease to the extent necessary. Tenant shall be granted access to the Premises three hundred sixty-five (365) days per year.

      (k) Electricity Consumption - To provide for the separate metering of Tenant's electric consumption at the Premises, it being understood and agreed that Tenant shall be solely responsible for the payment of all electrical consumption on and about the Premises. Landlord shall install said electrical meter at Landlord's expense in addition to the Tenant allowance.

      (l) Loading; Vibration; Noise - Not to place a load upon the Premises exceeding the greater of: (i) an average rate of 50 pounds of live load per square foot of floor area; or (ii) whatever the structural engineer determines the live load to actually be; and not to place or move any safe, vault, or other heavy equipment in, about, or out of the Premises except in such manner and at such times as Landlord shall in each instance reasonably approve, it being understood and agreed that Landlord shall, subject to its receipt and review of the Tenant plans, approve a vault, and one automatic teller machine and a night depository to be placed through the exterior wall of the Premises; not to place in the Premises business machines or mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building, unless Tenant provides settings of cork, rubber, spring, or other types of vibration eliminators sufficient in Landlord's judgement to eliminate such vibration or noise; all approval with regard to this section shall be mutually agreeable by both Tenant and Landlord and such approval shall not be unreasonably withheld;

      (m) Landlord's Costs - If Landlord shall, without any fault on its part, be made party to any litigation commenced by or against any parties in possession of the Premises or any part thereof claiming under Tenant, to pay, as additional rent, all costs including, without implied limitation, reasonable attorneys fees and expenses incurred by or imposed upon Landlord in connection with such litigation and, as additional rent, also to pay all such costs and fees incurred by Landlord in connection with the enforcement by Landlord of any obligations of Tenant under this Lease provided, however, that nothing in this Lease shall require Tenant to indemnify Landlord for any loss, cost, liability, claim, or expense arising in connection with Landlord's gross negligence or willful misconduct;

      (n) Tenant's Property - Subject to the terms of Section 10.12, all the furnishings, fixtures, equipment, effects, and property of every kind, nature and description of Tenant and of all persons claiming by, through, or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water, or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord unless due to the willful misconduct or gross negligence of Landlord;

      (o) Labor or Materialmen's Liens - To pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors (it being understood that this shall not modify Landlord's absolute right to approve all work done in the Premises in accordance with Section 3.4 hereof); not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises; and immediately to discharge any such liens within ten (10) days of the date Tenant has actual notice of the attachment of such lien;

      (p) Holdover - To pay Landlord the then current rent, in the event of a consented holdover, and twice, in the event of an unconsented holdover, the total of the Annual and additional rent applicable for each month or portion Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord on account thereof; the provisions of this subsection shall not operate as a waiver by Landlord of any right of re-entry provided in this Lease; at the option of Landlord exercised by a written notice given to Tenant while such holding over continues, such holding over shall constitute and extension of this Lease for a period of one year; and

      (q) Notice of Condition - To give Landlord prompt notice of any defective condition, which it is aware of or becomes aware of, in the plumbing or heating system or any electrical lines located in, servicing or passing through the Premises.

6.2   Electrical and HVAC Capacity.

      Subsequent to completion of initial work, Tenant's use of electrical energy in the Premises shall not at any time exceed the capacity of (i) any of the electrical conductors or equipment in or otherwise serving the Premises, or
(ii) the air conditioning and ventilation systems serving the Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without the prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, of the Landlord in each instance, connect to the building electric distribution system any fixtures, appliances, or equipment which operate on a voltage in excess of approximately 220 volts nominal or make any alteration or addition to the electric or air conditioning and ventilation systems of the Premises. Unless Landlord shall object to the connection of any such fixtures, appliances or equipment, all additional risers or other equipment required therefore shall be provided by Landlord, and the cost thereof shall be paid by Tenant as additional rent upon Landlord's demand. In the event of any such connection, Tenant agrees to pay as additional rent an amount which will reflect the cost to Landlord of the additional service to be furnished by Landlord, such increase to be effective as of the date of any such connection. If Landlord and Tenant cannot agree thereon, such amount shall be conclusively determined by a reputable independent electrical engineer or consulting firm to be selected by Landlord and Tenant, and not regularly used by Landlord, and paid by Tenant.

                                   ARTICLE VII
                               CASUALTY AND TAKING

7.1   Casualty and Taking.

      If during the Term all or any substantial part of the Premises, the Building, or Lot or any one of them, are damaged materially by fire or any other cause or by action of public or other authority in consequence thereof or are taken by eminent domain, this Lease shall terminate at Landlord's election, which may be made, notwithstanding that Landlord's entire interest may have been divested, by notice given to Tenant within 30 days after the occurrence of the event giving rise to the election to terminate, which notice shall specify the effective date of termination which shall be not less than 90 nor more than 120 days after the date of notice of such termination. Tenant shall not exercise the foregoing right if the action does not directly involve the Premises or access thereto unless (a) more than fifty percent (50%) of the building is taken or destroyed by casualty, (b) fewer than 50% of the parking spaces remain reasonably available for use by Tenant and its customers, (c) Tenant is no longer able to operate its drive-up or drive-through in a manner reasonably acceptable to Tenant (it being understood that restriction or redirection of access to same may constitute sufficient grounds for termination by Tenant). If, in any such case, the Premises are rendered untenantable and the Lease is not so terminated, Landlord shall use due diligence to put the Premises, or, in case of taking, what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required or permitted to remove) into proper condition for use and occupation to the extent permitted by the net award of insurance or damages, and just proportion of the Annual Rent and additional rent according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Rent and additional rent shall be abated for the remainder of the Term and an appropriate adjustment shall be made to the Annual Estimated Operating Expenses.

      Anything contained in this Lease to the contrary notwithstanding, if any damage to the Premises, the Building or both are caused by or result from the negligent or intentionally tortious act or omission of Tenant, its agents, employees, contractors, or invitees, there shall be no abatement or suspension of rent as aforesaid, and, except as Tenant may be released from liability pursuant to the provisions of Section 10.13 hereof, Tenant shall pay to Landlord upon demand, as additional rent, the cost of (a) any repairs and restoration made or to be made as the result of such damage or (b) if Landlord elects not to restore the Building, any damage or loss which Landlord may incur as a result of such damage.

7.2   Reservation of Award.

      Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, Building, or Lot and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain. Tenant hereby releases and assigns to Landlord all of Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) movable trade fixtures installed by Tenant or anybody claiming under Tenant, at its own expense or (ii) relocation expanses recoverable by Tenant from such authority.

                                  ARTICLE VIII
                               RIGHTS OF MORTGAGEE

8.1   Priority of Lease.

      This Lease is subject and subordinate to any mortgage or deed of trust now or hereafter placed on the Lot or Building, or both (the "Mortgaged Premises"), provided that the holder thereof may, at its option, agree to recognize the rights of Tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise. Tenant and its successors and assigns shall recognize the holder of such mortgage (and its successors and assigns and anyone purchasing the Mortgaged Premises at any foreclosure sale) as Landlord in such event. Landlord shall prepare any documents that Tenant shall be required to execute to confirm the foregoing recognition. Any such mortgage to which this Lease shall be subordinated may contain such terms, provisions, and conditions as the holder deems usual or customary. Landlord shall use it's best efforts to obtain from any mortgagee under mortgage, now or hereafter encumbering the Landlord or the Building, a non-disturbance agreement in such mortgagee's standard form, in favor of the Tenant.

8.2   Limitation on Mortgagee's Liability.

      Upon entry and taking possession of the Mortgaged Premises for any purpose other than foreclosure, the holder of a mortgage shall have all rights of Landlord and, during the period of such possession, the duty to perform all Landlord's obligations hereunder. During such period of possession or during any period such holder shall enter and take possession of the Mortgaged Premises for a purpose other than foreclosing a mortgage, no such holder shall be liable, either as mortgagee or as holder of a collateral assignment of this Lease, to perform or be liable in damages for failure to perform, any of the obligation of Landlord. Upon entry for the purpose of foreclosing a mortgage, such holder shall be liable to perform all of the obligations of Landlord, subject to the provisions of Section 8.3, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under the provision of Section 10.5 to the owner of the equity of the Mortgaged Premises. The taking or assuming of possession or control for more than sixty (60) days shall be deemed to be the entry for the purposes of foreclosure and shall subject such Mortgagee as "Landlord" hereunder as respects any obligations or liabilities or obligations arising during such period of possession or control.

8.3   No Prepayment or Modification, Etc.

      No Annual Rent, additional rent, or any other charge shall be paid more than ten days prior to the due dates thereof, and payments made in violation of this provision shall (except to the extent that such payments are actually received by mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee, and Tenant shall be liable for the amount of such payments to such mortgagee. No assignment of this Lease and no agreement to make or accept any surrender, termination, or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord's mortgagees who have given Tenant written notice of their interest, if any.

8.4   No Release of Termination.

      No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees who have given Tenant written notice of their interest, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter not to exceed sixty (60) days in the aggregate, but nothing contained in this Section 8.5 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the Mortgaged Premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition, if such condition is determined to exist not to exceed sixty (60) days in the aggregate.

                                   ARTICLE IX
                                     DEFAULT

9.1   Events of Default.

      If any default by Tenant continues, after notice is provided in accordance with Section 10.3 hereof (i) in the payment of any installment of Annual Rent, additional rent or any other monetary amount due hereunder, for more than ten
(10) days, or (ii) in the performance or observance of any non-monetary covenant or obligation hereunder, for more than twenty (20) days and such additional time, if any, as is reasonably necessary to cure such non-monetary default (but in no event more than fifty (50) days) if the default is of such a nature that it cannot be cured in twenty (20) days and provided that Tenant is diligently seeking such cure; or (iii) if Tenant makes any assignment for the benefit of creditors, commits any act of bankruptcy, or files a petition under any bankruptcy or insolvency law, or if such a petition is filed against Tenant and is not dismissed within ninety (90) days; or (iv) if a receiver or similar officer becomes entitled to Tenant's leasehold hereunder and it is not returned to Tenant within ninety (90) days, or if such leasehold is taken on execution or other process of law in any action against Tenant then, and in any and each of such cases, and except as provided in Exhibit C with respect to parking rent, Landlord and the agents and servants of Landlord may, to the extent permitted by law and in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter while such default continues and without further notice and with or without process of law enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant at the Premises and repossess the same as Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid, this Lease shall terminate, but Tenant shall remain liable as hereinafter provided. Landlord shall have a lien against all of Tenant's property in the Premises at the time this Lease may be terminated pursuant to the provision of this Section 9.1, and Tenant hereby waives all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived, and Landlord, without notice to Tenant, may store Tenant's effects and those of any person claiming through or under Tenant at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant if any, and pay over the balance, if any, to Tenant.

9.2   Tenant's Obligations After Termination.

      In the event that this Lease is terminated under any of the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term. In calculating the rent reserved, there shall be included, in addition to the Annual Rent and all additional rent, the value of all other consideration agreed to be paid or performed by Tenant for said residue. Tenant further covenants as additional and cumulative obligation after any such ending to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the next covenant stated in the immediately preceding sentence, Tenant shall be credited with any amount paid to Landlord as compensation as provided in the first sentence of Section 9.2 and also with the net proceeds of any rents obtained by Landlord by reletting the Premises, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for all legal services and expense of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole judgement consider advisable or necessary to relet the same, and (ii) to make such alterations, repairs and decorations in the Premises as Landlord in its sole judgement considers advisable or necessary to relet the same and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

      So long as at least 12 months of the Term remain unexpired at the time of such termination, in lieu of any other damages of indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 9.2, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 9.1, or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Annual Rent and additional rent accrued under Article IV in the amount 12 months ended next prior to such termination plus the amount of Annual Rent and additional rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 9.2 up to the time of payment of such liquidated damages.

      Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency, by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above. Notwithstanding anything to the contrary contained in this
Section 9.2, Landlord agrees to use commercially reasonable efforts to mitigate its damages.

                                    ARTICLE X
                                  MISCELLANEOUS

10.1  Titles.

      The titles of the Articles are for convenience and are not to be considered in construing this Lease.

10.2  Notice of Lease.

      Upon request of either party, both parties shall execute and deliver, after the Term begins, a short form of this Lease and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

10.3  Notice.

      No notice, approval, consent requested, or election required or permitted to be given or made pursuant to this Lease shall be effective unless the same is in writing. Communications shall be addressed, if to Landlord, at Landlord's Address or at such other address as may have been specified by prior notice to Tenant and, if to Tenant, at Tenant's Address or at such other place as may have been specified by prior notice to Landlord. Any communication so addressed shall be deemed duly served if mailed by registered or certified mail, return receipt requested, or by commercial courier against receipt. All notices shall be given, and all time periods affected by notice shall be deemed to commence upon receipt.

10.4  Bind and Inure.

      The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership. Whenever the Premises are owned by a trustee or trustees, the obligations of Landlord shall be binding upon Landlord's trust estate, but not upon any trustee, beneficiary, or shareholder of the trust individually.

10.5  No Surrender.

      The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

10.6  No Waiver, Etc.

      The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or, with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 6.1(d), whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant in the Building be deemed a waiver of any such Rules and Regulations. The receipt of Landlord of Annual Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver be in writing signed by Landlord. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

10.7  No Accord and Satisfaction.

      No acceptance by Landlord of a lesser sum than the Annual Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord or satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

10.8  Cumulative Remedies.

      The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any beach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation of any of the covenants, conditions, or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions, or provisions.

10.9  Partial Invalidity.

      If any term of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by Law.

10.10 Landlord's Right to Cure.

      If Tenant shall fail to keep or perform any of its obligations as provided in this Lease in respect to (a) maintenance of insurance, (b) repairs and maintenance of the Premises, (c) compliance with the Rules and Regulations of any rules, regulations or ordinances of public authorities, or (d) the making of any other payment or performance of any other obligation, then Landlord may (but shall not be obligated to do so) upon the continuance of such failure on Tenant's part for 10 days after written notice to Tenant (or after such additional period, if any, as Tenant may reasonably require to cure such failure if of a nature which cannot be cured within said 10 day period or such longer period as Landlord permits Tenant for the curing of defaults pursuant to Section 9.1) and without waiving or releasing Tenant from any obligation, and as an additional but not exclusive remedy, make any such payment or perform any such obligation, and all sums so paid by Landlord and all necessary incidental costs and expenses, including attorneys fees, incurred by Landlord in making such payment or performing such obligation, together with interest thereon at the Prime Rate in effect as of the date of payment from the date of payment, shall be deemed an Additional Rent and shall be paid to Landlord within fifteen (15) days following written demand therefor, and if not so paid by Tenant, Landlord shall have the same rights and remedies as in the case of a default by Tenant in the payment of rent.

10.11 Estoppel Certificate.

      Tenant agrees on the Commencement Date, and from time to time thereafter upon not less than 15 days prior written request by Landlord, to execute, acknowledge, and deliver to Landlord a statement in writing in the form attached hereto as Exhibit F, certifying that this Lease is unmodified and in full force and effect; that to Tenant's best knowledge Tenant has no defenses, offsets, or counterclaims against its obligations to pay the Annual Rent and additional rent and to perform its other covenants under this Lease; that to Tenant's best knowledge there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been any modifications, that this Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); and the dates to which the Annual Rent, additional rent and other charges have been paid. Any such statement delivered pursuant to this Section 10.11 may be relied upon by any prospective purchaser or mortgagee of premises which include the Premises or any prospective assignee of any such mortgagee.

10.12 Waiver of Subrogation.

      Any insurance carried by either party with respect to the Premises and property therein or occurrences thereon shall, if the other party so requests and it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

10.13 Brokerage.

      Tenant and Landlord each represent and warrant to the other that they have dealt with no broker in connection with this transaction other than the Leasing Brokers and agree to defend, indemnify, and save the other harmless from and against any and all claims for any commission or other brokerage fees or expenses arising from or out of any breach of the foregoing representation and warranty. Landlord recognizes that the Leasing Brokers are entitled to the payment of a commission for services rendered in the negotiation and obtaining of the Lease, and has agreed to pay such commission pursuant to a separate agreement.

10.14 Governing Law.

      The laws of the District of Columbia shall govern the validity, interpretation, performance, and enforcement of this Lease.

10.15 Waiver of Jury Trial.

      Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either party on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, Tenant's use or occupancy of the Premises, and/or any claim of damage or injury.

10.16 Entire Agreement.

      This Lease, together with the Exhibits hereto, contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements between the parties, oral or otherwise, not contained in the Lease and the Exhibits shall be of any force or effect.

10.17 Liability.

      It is expressly understood and agreed that the liability of Landlord to Tenant under this Lease is restricted solely to the interest of Landlord in the Building and the Lot, that the officers, directors, shareholders and employees of Landlord shall have no personal liability under the terms of this Lease, and that Tenant shall look solely to Landlord's equity, interest and rights in the Building and the Lot for satisfaction of Tenant's remedies on account thereof. The foregoing applies to action for monetary damages and shall not affect other relief (eg, injunctive relief).

10.18 Contents of Tenant's Safe Deposit Boxes.

      Notwithstanding anything to the contrary herein contained, in no event shall Landlord's recapture of the Premises, whether due to Tenant default, condemnation or any other reason, allow Landlord any rights with respect to ownership of the contents of Tenant's safe deposit boxes and safe keeping contents, all of which shall remain the property of Tenant and/or Tenant's customers.

10.19 Kiosk or Drive-Through Facility.

      This Lease is contingent upon Landlord obtaining any and all necessary approvals and/or variances to provide Tenant with an off-site Kiosk or Drive-Through Facility location located in close proximity to the subject property. The costs associated with the proposed Kiosk or Drive-Through Facility shall be the sole responsibility of the Tenant. Tenant shall agree that, should Landlord expend time and funds to acquire said approvals prior to occupancy but following execution of this Lease and should such approvals be granted, Tenant will be bound to obligate itself to the terms of this Lease.

10.20 Exterior and Lobby Signage.

      Landlord shall provide an allowance of $2,000 for Tenant exterior signage. Tenant will have the right to install the Landlord's standard signage, which consists of back lite pin letters of similar style to those found on 4910 Massachusetts Avenue, NW. All costs in excess of the allowance stated above shall be borne by the Tenant. The sign design shall be submitted by Tenant's architect to Landlord for approval, said approval not to be unreasonably withheld.

      On all of the Building marquees, Tenant's name and location shall be listed in similar style as to what currently exists on the Building marquees.

10.21 Consents.

      Except as otherwise expressly provided herein, wherever herein or in connection herewith a party's consent or approval is required, such consent or approval shall not be unreasonably withheld, delayed or conditioned. In all events denial of consent shall be given only in writing and the parties shall give reasonable detailed grounds therefor, within ten (10) days following receipt of the request therefor. It shall be unreasonable to request any payment or other consideration as a condition to granting a consent, except for monies owed pursuant to the Lease.

10.22 Measurement of Space.

      Upon completion and acceptance of the Premises, the Premises shall be measured and verified by CHK in accordance with the Washington DC Association of Realtors' Method of Measurement dated January 1, 1989, the correct net rentable square footage shall be determined, and the amounts specified in the Lease for Annual Rent, additional rent, etc. shall be adjusted accordingly. The initial Annual Rent is based upon a rate of $20.00 per rentable square foot of Premises.

      EXECUTED as a sealed instrument on the day and year first above written.


                                       LANDLORD:

ATTEST:                                W.C. & A.N. MILLER DEVELOPMENT
                                       COMPANY


   [SIG]                              By: /s/ ROBERT R. MILLER
------------------------------            -------------------------------
                                                                 (Seal)



                                       TENANT:


ATTEST:                                THE PALMER NATIONAL BANK


   [SIG]                              By: /s/ WEBB C. HAYES IV
----------------------------              -------------------------------
                                                     (Seal)

                                    EXHIBIT B


                   PLANS AND SPECIFICATIONS FOR TENANT'S SPACE


To be determined.

                                    EXHIBIT C

                         PARKING AS ADDITIONAL PREMISES


1. Tenant leases six (6) spaces from Landlord to park automobiles ("Parking Spaces") in the lot adjacent to the Building.

2. The Term of this Parking Spaces lease shall commence and terminate with the Lease.

3. The rent for said Parking Spaces is Sixty Dollars ($60.00) per month for each Parking Space, is payable on the first day of each calendar month. Such rent shall be increased annually, which increase shall be determined by Landlord on a basis no less favorable than offered to any other tenant.

4. Landlord shall at all times provide adequate parking for the patrons of the Bank at the prevailing rate, which rate is subject to change. The Tenant may participate in the Landlord's validation program and provide it's customers parking validation stamps at a discounted rate of $0.29 per hour, which rate is subject to change.

5. Parking Spaces shall be considered to be additional premises under the Lease and rent for Parking Spaces shall be considered as additional rent under the Lease. The failure of Tenant to pay timely the additional rent shall constitute a default under the Lease subject to such notice and cure rights as provided for other monetary defaults and Landlord shall be entitled to exercise any and all of its remedies under the Lease, except that it shall not have the remedy of terminating the Lease or otherwise interfering with Tenant's use of the Premises.

6.    (a)   Persons using the lot do so at their own risk. Landlord specifically disclaims all liability, except when caused solely by its gross negligence or willful misconduct, for personal injury incurred by users of the lot, their agents, employees, invitees, family, friends or guests, or as a result of the operation or parking of any automobiles in the lot.

      (b) To insure safe traffic flow within the lot, all traffic signs and signals must be obeyed. At no time will Tenant or its designated users alter or damage any traffic signs, signals, entry gates or other property.

      (c)   All automobiles must be parked solely within the striped stalls.

      (d) Tenant and its designated users shall faithfully observe and comply with all reasonable and non-discriminatory rules and regulations for use of the lot which Landlord may from time to time put into effect once a copy of any rule or regulation has been delivered to Tenant.

      (e) Landlord shall have the right to enter upon the Parking Spaces to inspect same, to perform maintenance services and to make repairs as Landlord deems necessary or desirable, without such entry constituting an eviction of Tenant in whole or in part, and the rent specified herein shall in no way abate while said maintenance and/or repairs are being effected provided that the Parking Spaces are not closed for more than three (3) consecutive business days.

                                    EXHIBIT D
                               LANDLORD'S SERVICES

I.    CLEANING OF DEMISED PREMISES

      A.    Tenant Areas

            1. Tenant shall supply all cleaning services for the Demised Premises. Tenant's cleaning contractor shall not interfere with Landlord's cleaning contractor.

            2. All waste removal shall be Tenant's responsibility. Landlord will provide appropriate receptacles in a location reasonably accessible to the Premises.

II.   COMMON AREA CLEANING

      A.    General

            1. All cleaning work will be performed between 8:00 am and 12:00 midnight, Monday through Friday, unless otherwise necessary for stripping, waxing, etc.

            2.    All waste removal shall be Landlord's responsibility.

      B.    Daily Operation (5 times per week)

            1.    Public Lavatories

                  a.    Sweep and wash floors with disinfectants.

                  b. Disinfect both sides of toilet seats, toilet bowls, urinals, basins, and vanities.

                  c.    Clean all mirrors and dispensers.

                  d.    Spot clean toilet partitions.

                  e. Empty and disinfect sanitary napkin disposal receptacles.

                  f.    Empty hand towel disposal receptacles.

                  g. Refill toilet tissue, towel, soap, and sanitary napkin dispensers.

            2.    Public Areas

                  a. Wipe down entrance doors and clean glass (interior and exterior).

                  b.    Vacuum elevator carpets and wipe down doors and walls.

                  c.    Dust and spot mop lobby.

                  d.    Clean drinking fountain.

                  e.    Empty trash and ash containers.

      C.    Weekly Operations

            1.    Public Lavatories and Public Areas

                  a. Hand dust and wipe clean all horizontal surfaces with treated cloths to include furniture, windowsills, door ledges, chair rails, baseboards, convector tops, etc., within normal reach.

                  b. Remove finger marks from private entrance doors, light switches, and doorways.

                  c.    Damp mop lobby and tenant area vinyl tile floors.

                  d.    Sweep all stairways.

      D.    Monthly Operations

            1.    Public Areas

                  a. Wash tenant area glass sidelights and interior glass partitions.

                  b.    Spot wash corridor and lobby walls.

                  c.    Remove shoe marks from tenant area entry doors.

                  d.    Spot vacuum seat cushions on chairs, sofas, etc.

            2.    Public Lavatories

                  a.    Wash down toilet partitions and walls around fixtures.

      E.    Semi-annual Operations: Public Areas

            1.    Clean inside all windows.

            2.    Clean outside of all windows.

            3.    Dust Levelor blinds.

            4.    Vacuum and dust grill work.

      F.    Annual Operations: Public Areas

            1.    Strip and wax lobby vinyl tile floors.

      G.    As Needed: Public Areas

            1.    Damp wipe vinyl furniture.

            2.    Recoat lobby floor wax.

            3.    Spray buff lobby floor.

III.  HEATING, VENTILATING AND AIR CONDITIONING

      A. Heating, ventilation and air conditioning shall be supplied by virtue of a self-contained split system servicing the demised Premises. Landlord shall deliver to Tenant any product warranties and/or manufacturers warranties at the commencement of the Lease. It shall be the Tenant's sole responsibility and cost to maintain, repair, service and replace this system throughout the term of the Lease. Tenant shall, prior to occupancy, enter into a preventative maintenance contract which, at the election of the Tenant, may be entered into with the Landlord. Tenant is to provide Landlord, upon occupancy of the Premises, with a copy of said contract. In the event Tenant fails to provide the aforementioned contract, then, Landlord will, at Tenant's expense, on behalf of the Tenant, enter into a contract for the Tenant for preventative maintenance. All costs associated therein shall be deemed additional rent pursuant to this Lease.

      B. In the event of federal, state or local governmental controls, rules, regulations or restrictions on the use of consumption of energy or other utilities during the term of this Lease, including renewals or extensions thereof, both Tenant and Landlord shall be bound and shall comply with the same, regardless of any other provisions of this Lease; in the event of regulations or restrictions by Landlord and Tenant, the interpretation by the Landlord shall prevail and Landlord shall, without exposure to legal process by Tenant, have the right to enforce compliance, including the right of entry into tenant's space to effect compliance, so long as the interruption is nondiscriminatory.

IV.   WATER

      A. Hot water for common lavatory purposes only and cold water for drinking, lavatory and toilet purposes. Hot and cold water also for kitchen purposes which shall be part of the Tenant Work.

V.    ELEVATORS

      A. Elevators are for the use of all Tenants and the general public for access to and from all floors of the Building. Programming of elevators (including, but not limited to service elevators) shall be as Landlord, from time to time, determines best for the Building as a whole.

VI.   RELAMPING OF LIGHT FIXTURES

      A. Tenant will reimburse Landlord for the cost of lamps, ballasts and starters, and the cost of replacing same within the Premises.

VII.  CAFETERIA AND VENDING INSTALLATIONS

      A. Any space to be used primarily for lunchroom or cafeteria operation shall be Tenant's responsibility to keep clean and sanitary, it being understood that Landlord's approval of such installation and use must be first obtained in writing. Landlord shall approve of an installation for the sole use of Tenant's employees containing a sink, refrigerator, stove and microwave oven, provided (i) Tenant obtains and maintains an extermination service contract providing for monthly services to the Premises, which contract must be approved by Landlord (such approval not to be unreasonably withheld) and (ii) Tenant maintains such installation in a clean and sanitary condition to the reasonable satisfaction of Landlord.

      B. Vending machines or refreshment service installations by Tenant must be first approved by Landlord in writing and shall be restricted in use to employees and business callers. All cleaning necessitated by such installations shall be at Tenant's expense.

VIII. ADDITIONAL SERVICES

      A. Any additional services provided to any Tenant, which are not provided in like manner or quantities to all Tenants, shall be at the sole cost of those Tenants receiving such service or services.

IX.   ELECTRICITY

      A. Landlord, at Landlord's expense, shall install a sub-meter to record the electrical consumption used by Tenant. Landlord shall on a monthly basis read and record Tenant's electrical consumption and bill Tenant at Landlord's direct cost for said usage. Amounts due from Tenant for electrical consumption shall be considered additional rent under the Lease. The failure of Tenant to pay timely the additional rent shall constitute a default under this Lease and Landlord shall be entitled to exercise any and all of its remedies under the Lease subject to such notice and cure rights as provided for other monetary defaults.

                                    EXHIBIT E

                              RULES AND REGULATIONS

1. The entrance, elevators, lobbies, passages, corridors and stairways shall not be encumbered or obstructed by Tenant, Tenant's agents, servants, employees, licensees or visitors or to be used by them for any purpose other than for ingress and egress to and from the Premises. The moving in or out of all safes, freight, furniture, or bulky matter of any description may be limited to such hours as Landlord may determine from time to time. Landlord reserves the right to inspect all freight and bulky matter to be brought into the Building and to exclude from the Building all freight and bulky matter which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

2. No curtains, blinds, shades, or screens other than those furnished by Landlord shall be attached to, hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord. Landlord hereby agrees to allow Tenant to affix FDIC and VISA decals and any other permanently affixed decals that are typical for the banking industry to all entry doors and to paint, in good and workmanlike manner, The Palmer National Bank name and logo on all entry doors, together with the hours of operation.

3. Tenant, must, upon the termination of its tenancy, return to Landlord all keys of doors, stores, shops, booths, stands, offices, and toilet rooms, either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

4. Canvassing, soliciting, and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

5. Tenant shall comply with all security measures from time to time established by Landlord for the Building, provided such measures do not conflict with Tenant's security measures.

6.    No pets or animals of any kind may be kept or allowed in the Premises.

7. The lavatories, water closets, sinks, faucets, plumbing, and other service apparatus of any kind shall not be used by Tenant for any purpose other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith by Tenant, or left by Tenant in the lobbies, passages, elevators or stairways or the Building.

8. No sign, lettering, insignia, advertisement, notice or other thing shall be inscribed, painted, installed, erected or placed in any portion of the Premises which may be seen from outside the Building, or on any window, window space or other part of the exterior or interior of the Building, or in the interior of the Building within three (3) feet of any exterior window, unless first approved in writing by Landlord which consent shall not be unreasonably withheld, conditioned or delayed.

9. Tenant shall not or permit to be done anything which obstructs or interferes with the rights of any other tenant of the Property. Tenant shall not keep anywhere within the Property any matter having an offensive odor, or any kerosene, gasoline, benzine, camphene, fuel or other explosive or highly flammable material. No bird, cat, dog, fish or other animal shall be brought into or kept in or about the Premises. Except to the extent prohibited by law, Tenant may put combination locks on the stairwell side of all fire doors which open on the Premises.

10. Tenant shall see each day that the windows are closed and the doors securely locked before leaving the Premises, and that all lights and standard office equipment within the Premises are turned off.

11. Conditioned upon the approval process outlined in Section 3.4, if Tenant desires to install signalling, telegraphic, telephonic, protective alarm or other wires apparatus or devices within the Premises, Landlord shall direct where and how they are to be installed and, except as so directed, no installation, boring or cutting shall be permitted. Landlord shall have the right (a) to prevent or interrupt the transmission of excessive, dangerous or annoying current of electricity or otherwise into or through the Building or the Premises, (b) to require the changing of wiring connections or layout at Tenant's expense, to the extent that Landlord may deem necessary, (c) to require compliance with such reasonable rules as Landlord may establish relating thereto, and (d) in the event of noncompliance with such requirements or rules, immediately to cut wiring or do whatsoever else it considers reasonably necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. Each wire installed by Tenant must be clearly tagged at each distributing board and junction box and elsewhere where required by Landlord, with the number of the office to which such wire leads and the purpose for which it is used, together with the name of Tenant or other concern, if any, operating or using it.

12. Subject to the terms of the Lease, Landlord shall have the right to rescind, suspend or modify the Rules and Regulations and to promulgate such other Rules or Regulations as, in Landlord's reasonable judgement, are from time-to-time needed for the safety, care, maintenance, operation and cleanliness of the Building or the Lot, or for the preservation of good order therein, subject to the terms of the Lease. Upon Tenant's having been given notice of the taking of any such action, the Rules and Regulations as so rescinded, suspended, modified or promulgated shall have the same force and effect as if in effect at the time at which Tenant's lease was entered into.

13. The use of any room within the Building as sleeping quarters is strictly prohibited at all times.

14. Tenant shall keep the windows and doors of the Premises (including those opening on corridors and all doors between rooms entitled to receive heating or air conditioning service and rooms not entitled to receive such services) closed while the heating or air conditioning system is operating, in order to minimize the energy used by, and to conserve the effectiveness of, such systems. Tenant shall comply with all reasonable Rules and Regulations from time-to-time promulgated by Landlord with respect to such systems or their use.

                                    EXHIBIT F

                              ESTOPPEL CERTIFICATE

      THE PALMER NATIONAL BANK, ("Tenant"), the Tenant of Premises at 4900 Massachusetts Avenue in Northwest Washington, DC under a lease dated ____________, 1991 ("Lease"), between Tenant and W.C. AND A.N. MILLER DEVELOPMENT COMPANY, ("Landlord"), upon request of the Landlord hereby certifies that:

            a.    The Lease is unmodified and in full force and effect.

            b. Tenant has no defenses, offsets or counterclaims against its obligations to pay the fixed rent and additional rent and to perform its other covenants under the Lease.

            c. There are no uncured defaults of Landlord or Tenant under the Lease.

            d.    The Commencement Date as defined in the Lease is________.

            e. Fixed rent, additional rent and other charges commenced to accrue on_______and have been paid through________.

      This Certificate is delivered to _________________ and may be relied on by it.

      Executed under seal this ___________day of ___________, 1991.



                                        TENANT:

                                        THE PALMER NATIONAL BANK

                                        BY:  /s/ WEBB C. HAYES
                                             ------------------------------

                                    EXHIBIT G

                              OPTION TO RENEW TERM


      Provided that at the time of exercise of the following option and at the commencement of the Renewal Term (as herein defined), (i) Tenant shall not be in default of any provision of this Lease, (ii) this Lease is in full force and effect, and (iii) Tenant is occupying all of the Premises, then, and provided such conditions are satisfied, Tenant shall have the right and option, by giving notice as set forth herein below, to extend and renew the Term of this Lease for two (2) additional term of Five (5) years, exercisable together or separately, beginning on the day immediately following expiration of the Term (the "Renewal Term"), and upon the same terms and conditions contained in this Lease (excluding Annual Rent, which shall be adjusted and increased as provided hereinbelow), and further provided that Landlord shall have no responsibility to make any improvements to the Premises for such Renewal Term, the Tenant accepting the same in their "as-is" condition at the end of the Term.

      If Tenant desires to exercise said option to renew the Term of this Lease, Tenant shall give Landlord written notice thereof at least six (6) months prior to the end of the Term. In no event shall Tenant have any right to extend the Term of this Lease beyond such Renewal Term, and in the event of any earlier termination of this Lease, or failure of Tenant to give the written notice provided hereinabove, or failure of Tenant to satisfy the conditions precedent described above, all rights of Tenant to the Renewal Term shall be of no further force or effect.

      Provided Tenant gives notice as aforesaid, and all other conditions to Tenant's exercise of the option for the Renewal Term are satisfied, the parties shall in good faith attempt to agree on the initial Annual Rent for the Renewal Term not later than 100 days prior to end of the Term; provided, however, in no event shall such initial Annual Rent for the Renewal Term be less than the Annual Rent in effect at the end of the Term of this Lease nor more than ninety-five percent (95%) of the then prevailing market rental for the Spring Valley Area. In the event the parties are unable to agree upon the initial Annual Rent for the Renewal Term, then the initial Annual Rent for the Renewal Term shall be determined by a board of three (3) licensed real estate brokers, one of whom shall be selected by Landlord, one of whom shall be selected by Tenant, and the third of whom shall be selected by the two brokers selected by Landlord and Tenant. Such initial Annual Rent shall be based upon the fair rental value, as of the effective date of the Renewal Term, of premises similar to the Premises in the Building, based upon terms and conditions of leases or letters of intent negotiated in the immediate prior year, or, if no such information is available, other comparable buildings located within the Washington, DC metropolitan area, in either case taking into account the length of the Renewal Term, the terms of this Lease, and the fact that the Premises are fit for immediate occupancy and use "as-is," provided that, notwithstanding such determination, such initial Annual Rent as determined by the brokers shall be no less than the Annual Rent in effect at the end of the Term of this Lease. All of said brokers shall be licensed real estate brokers in the D.C. metropolitan area, specializing in commercial leasing, having not less than ten (10) years experience and recognized as ethical and reputable within their industry. The parties each agree to select one (1) designated broker not later than 90 days prior to end of the Term. The third broker shall be selected by the first two
(2) brokers within ten (10) days after both of the first two (2) brokers have been selected. Within ten (10) days after the third broker has been selected all of the brokers shall meet to attempt to agree upon the initial Annual Rent for the Renewal Term. If the three brokers unanimously agree upon the initial Annual Rent for the Renewal Term, then such amount shall constitute the initial Annual Rent for the Renewal Term for the purposes of this Lease. If the three brokers are unable to reach a unanimous agreement, they shall, within said ten (10) day period, submit in writing to both the Landlord and Tenant the rate of rental each deems appropriate

(the "Appraisals"). The three Appraisals shall be added together and their total divided by three, and the resulting quotient shall be deemed the initial Annual Rent for the Renewal Term; provided, however, that if the low Appraisal and/or the high Appraisal is more than fifteen (15%) lower and/or higher than the middle Appraisal, then any Appraisal which differs from the middle Appraisal by more than fifteen percent (15%) shall be disregarded and provided further that if two of such Appraisals are the same, they shall be deemed to be the middle Appraisal. If only one appraisal is disregarded as described above, the remaining two Appraisals shall be added together and their total divided by two, and the resulting quotient shall be the initial Annual Rent for the Renewal Term. If both the low Appraisal and the high Appraisal are disregarded as described above, the middle Appraisal shall be the initial Annual Rent for the Renewal Term.

      The parties shall execute an addendum to this Lease to recognize the initial Annual rent for the Renewal Term and to confirm the Renewal Term and that all of the other terms, covenants, provisions and conditions of this Lease (including, without limitation, the payment of Operating Cost Escalation) remain applicable. As so selected, the Annual Rent shall be effective from the first day of the Renewal Term shall be adjusted during the term of the Renewal Term in the same manner as the Annual Rent was adjusted during the Term in accordance with the provisions of Section 4.1 of the Lease. Each of the parties shall pay for the costs of the services of the broker selected by it and the costs of the third broker shall be divided equally between Landlord and Tenant. It is understood and agreed by the parties that the determination of the brokers shall be final and binding upon the parties.

                                    EXHIBIT H

                     LANDLORD CONTRIBUTION AND IMPROVEMENTS.

1. Landlord Contribution. Landlord agrees to provide Tenant with a Landlord contribution towards the cost of the Tenant improvements in an amount equal to the product of (i) $40 times (ii) the net rentable floor area of the Premises. Such contribution shall be credited towards the Tenant Improvement Reimbursement. Any portion of the Landlord's contribution not utilized by Tenant may, at Tenant's option, be used for the construction of the Kiosk and/or applied to Tenant's rent obligations.

2. Landlord Improvements. Landlord shall provide Tenant, at Landlord's cost and expense, the following Tenant improvements, which improvements shall be consistent with the design and quality of the Building Standard
      Improvements:

      a. Dry wall installed around the perimeter of the Premises, paint ready.

      b. Landlord's standard ceiling and lighting. The lighting fixtures will be locations as specified in Tenant's plans and Specifications.

      c. A self-contained HVAC system suspended from the ceiling which shall be sufficient capacity to heat and cool Tenant's Premises during daily working conditions.

      d. Landlord will make structural improvements to provide a bank vault plus a night depository and/or ATM facility, if the Tenant decides to operate this equipment, which costs may be included in the $40.00 per net rentable square foot allowance.

                    [THE PALMER NATIONAL BANK LETTERHEAD]

                                  September 17, 1991



VIA FAX 895-2715

Robert R. Miller
Vice President
W.C. & A.N. Miller Co.
4315 - 50th Street, N.W.
Washington, DC 20016

Dear Rob:

      The Palmer National Bank is currently undergoing a routine regulatory examination by the Office of the Comptroller of the Currency. The Bank's current financial condition is strong, with one of the highest capital ratios in the region.

      The Office of the Comptroller of the Currency has granted approval for Palmer to establish a branch at 4900 Massachusetts Avenue. A copy of their approval letter is attached. In the event this approval is unconditionally revoked, thus prohibiting occupancy, then the Lease Agreement for 4900 Massachusetts Avenue will be immediately terminated and the Bank will reimburse W.C. & A.N. Miller Co. for the cost of improvements and/or required demolition which have already taken place.

                                             Sincerely,



                                             /s/ WEBB C. HAYES
                                             -----------------------------
                                             Webb C. Hayes IV
                                             President and Chairman
                                             of the Board

Enclosures
WCH/jmb

ACKNOWLEDGED AND AGREED TO THIS
24 DAY OF SEPTEMBER, 1991.

W.C. & A.N. MILLER CO.

By /s/ ROBERT R. MILLER
   ------------------------------

                                                                EXHIBIT I

                                   EXHIBIT J

                          LEASE CONFIRMATION AGREEMENT

      ATTACHED to and made a part of the Lease dated _______________ day of ___________ ,1991 (the "Lease"), entered into by and between W.C AND A.N. MILLER DEVELOPMENT COMPANY, as Landlord and THE PALMER NATIONAL BANK, as Tenant.

      The undersigned Landlord and Tenant do hereby declare that possession of the leased premises was accepted by Tenant on the ___________________ day of ________________, 1991. The building and other improvements required to be constructed by Landlord in accordance with the aforesaid Lease have been satisfactorily completed by Landlord, and accepted by Tenant and that the Lease is now in full force and effect, and for the purpose of this Certificate and said Lease, the Lease commencement date is established as beginning on the _______________ day of _______________, 199_, and the Lease expiration date being on the ______________day of ___________________ , 200_, and, as of the
date of the acceptance herein set forth, there is no current right to set off against rents claimed by Tenant against Landlord. Tenant's declarations herein do not extend to any defects in the leased premises which are not readily ascertainable.


WITNESS:                                  LANDLORD:

                                          W.C AND A.N. MILLER DEVELOPMENT
                                          COMPANY

By:___________________________            By:__________________________________

                                          Title:_______________________________

WITNESS OR ATTEST:                        TENANT:

                                          THE PALMER NATIONAL BANK

By:____________________________           By: _________________________________

[Corporate Seal]                          Title:_______________________________